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                                                                  EXHIBIT 10.78

                                 AMENDMENT NO. 1 TO
                           REGISTRATION RIGHTS AGREEMENT


     This Amendment No. 1 to Registration Rights Agreement (this "Amendment") is made and entered into as of April 9, 1999 between Ironwood Telecom LLC, a Colorado limited liability company ("Ironwood"), and Incomnet, Inc., a California corporation (the "Company").

                                  R E C I T A L S

     A. Foothill Financial Corporation ("Foothill") is providing additional financing to the Company ("Foothill Financing").

     B. Pursuant to the Foothill Financing, Foothill is requiring Ironwood to subordinate the liens and security interests (the "Subordination") Ironwood maintains over certain assets of Incomnet Communications Corporation, a Delaware company and subsidiary of the Company.

     C. Ironwood is requiring additional warrants for the purchase of the Company's Common Stock as consideration for the Subordination (the "Warrants").

     D. Ironwood is requiring and the Company is willing to grant Ironwood registration rights with respect to the Company's common stock underlying the Warrants.

     NOW, THEREFORE, in consideration of the foregoing and intending to be legally bound, the parties agree as follows:

The Registration Rights Agreement, dated November 4, 1998, by and between Ironwood and the Company, shall be amended as follows:

1. Recitals B, C and D shall be renumbered Recitals C, D and F, respectively, and new Recitals B and E shall be inserted, and shall read in their entirety as follows:

          "B. Lender is agreeing to subordinate certain liens and security interests, created in favor of Lender pursuant to the Bridge Loan and Term Loan with respect to certain assets of Incomnet Communications Corporation, a Delaware corporation and subsidiary of the Company (the "Subordination"), so that the Company may obtain additional financing under a loan and security agreement with Foothill Financial Corporation."

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          "E.  Pursuant to the Subordination, the Company plans to issue to
     Lender additional warrants to purchase 1,250,000 shares of the Company's Common Stock."



2.   Recital F shall be amended in its entirety to read as follows:

          "F. Lender is requiring and the Company is willing to grant Lender registration rights with respect to the Company's common stock ("Common Stock") underlying the warrants issued under the Bridge Loan, Term Loan and Subordination ("Warrants")."

3.   Section 1 shall be amended in its entirety to read as follows:

     "1.  REGISTRATION RIGHTS.

          Lender shall have the registration rights set forth below in respect of the shares of Common Stock underlying the Warrants issued to Lender under the Bridge Loan, Term Loan and Subordination (the "REGISTRABLE SECURITIES"). These registration rights are granted to Lender and may not be transferred to any other person without the prior written consent of the Company."

     IN WITNESS WHEREOF, this Amendment has been entered into as of the date first written above.


"COMPANY"                          "LENDER"

INCOMNET, INC.                     IRONWOOD TELECOM LLC



By:  /s/ Denis Richard                        By:  /s/ Donald V. Berlanti
     ------------------------------------          -----------------------------
     Denis Richard                                 Donald V. Berlanti
     President and Chief Executive Officer         Member